SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 8, 2003


                                GERON CORPORATION

             (Exact name of registrant as specified in its charter)

           Delaware                      0-20859               75-2287752
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
       of Incorporation)                                  Identification Number)

          230 Constitution Drive                         94025
          Menlo Park, California                       (Zip Code)
 (Address of principal executive offices)



                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

On April 8, 2003, Geron Corporation, a Delaware corporation (the "Company"), announced that it had entered into an agreement to sell four million shares of Geron common stock to two investors at $4.60 per share, for gross proceeds of $18.4 million. In connection with the sale, the Company issued warrants to purchase an additional 600,000 shares at $6.34 per share. Finally, the Company holds an option to put an additional 400,000 shares to the investors, depending on performance of the stock. Total proceeds from the issuances could upon exercise amount to $24 million.

The shares were offered through a prospectus supplement to the Company's effective universal shelf registration statement.

The Company's press release announcing the share issuance, the stock purchase agreement and the warrants are filed as exhibits to this Current Report on Form 8-K. The summary description of the event is qualified in its entirety by reference to the documents filed as exhibits hereto.

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



Item 7.  Exhibits.

     Exhibits
     --------

     10.1 Common Stock Purchase Agreement dated as of April 7, 2003, by and between the Registrant and certain investors
     10.2 Warrant No. 1 to purchase 300,000 shares of common stock issued by Registrant to the Purchaser, dated as of April 7, 2003
     10.3 Warrant No. 2 to purchase 300,000 shares of common stock issued by Registrant to the Purchaser, dated as of April 7, 2003
     99.1     Press Release dated April 8, 2003.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GERON CORPORATION



Date:    April 8, 2003          By:      /s/ William D. Stempel
                                         ----------------------------------
                                Name:    William D. Stempel
                                Title:   Vice President and General Counsel


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


                                  EXHIBIT INDEX


     Exhibits
     --------

     10.1 Common Stock Purchase Agreement dated as of April 7, 2003, by and between the Registrant and certain investors.
     10.2 Warrant No. 1 to purchase 300,000 shares of common stock issued by Registrant to the Purchaser, dated as of April 7, 2003.
     10.3 Warrant No. 2 to purchase 300,000 shares of common stock issued by Registrant to the Purchaser, dated as of April 7, 2003.
     99.1      Press Release dated April 8, 2003.


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